INTERIM MANAGEMENT STATEMENT

Exhibit 99.1
6 November 2014
KENNEDY WILSON EUROPE REAL ESTATE PLC
(“KWE”, the “Company” or the “Group”)

INTERIM MANAGEMENT STATEMENT
QUARTERLY DIVIDEND DOUBLED TO 4 PENCE PER SHARE

Kennedy Wilson Europe Real Estate Plc (LSE: KWE), an LSE listed property company that invests in direct real estate and real estate loans in Europe, today announces its interim management statement for the period from 1 July 2014 to the date of this announcement (the “Period”).
Operational highlights:

•	£149.0 million of acquisitions completed in the Period across three properties and one loan portfolio, reflecting a blended net initial yield of 6.7%

•	In total £1,156.2 million of acquisitions have been made over the last eight months since listing

•	Property portfolio occupancy[1] of 95.0% with WAULT[2] of 8.1 years (9.5 years to expiry)

•	244,485 sq ft of new lettings, generating annualised rental income of £1.6 million on average lease lengths of 12.0 years

1.	Excluding hotels, weighted by net rental income

2.	Weighted average unexpired lease term (“WAULT”) is to the shorter of first break or expiry, weighted by net rental income; excluding hotels and residential
Financial highlights:

•	EPRA NAV of £999.8 million or 997.6 pence per share[1], as at 30 September 2014, an increase of 2.1% over the NAV at IPO in February of 977.0 pence per share

•	Quarterly dividend doubled to 4.0 pence per share

•	In October, £343 million of net proceeds raised in secondary offering

•
£311 million of new debt financings agreed and fully drawn bringing total debt to £497 million; a further £225 million revolving credit facility (“RCF”) agreed and undrawn; Group weighted average interest rate sits at 3.0% with a weighted average term to maturity of 4.7 years across all financings; LTV of 32.5% falls to 26.5% pro forma after taking account of the net proceeds following the secondary offering

1.	IFRS NAV of £1,005.1 million or 1,002.9 pence per share
Charlotte Valeur, Chair of Kennedy Wilson Europe Real Estate Plc, commented:
“The KWE team has made material progress on the strategy presented to shareholders at the time of IPO – capitalising on a significant investment pipeline and enhancing the income component of total shareholder return by doubling the quarterly dividend. The board is pleased to declare an increase in the dividend to 4.0 pence per share which reflects the Board’s optimism in the robust cash flows of the business.”

Kennedy Wilson Europe Real Estate Plc

INTERIM MANAGEMENT STATEMENT

Mary Ricks, President and CEO of Kennedy Wilson Europe, commented:
“Having fully invested the proceeds from our IPO in February, the recent secondary offering along with debt financings puts KWE in a strong financial position with sufficient firepower to execute on our deep pipeline of opportunities.”
“We will continue to opportunistically deploy capital across our target European markets, leveraging our in-house team of real estate professionals and employing a disciplined bottom-up investment approach, looking to benefit from market dislocations and pursuing value-enhancing asset management initiatives where we are already delivering on our yield on cost targets.”
Investment Management Fee - Share Issuance:
For the quarter ended 30 September 2014, based on an EPRA NAV of £999.8 million, a quarterly management fee of £2.5 million is payable to KW Investment Management Ltd, as investment manager to the Group. In line with the Investment Management Agreement, this fee is payable 50% in shares (119,568 shares) and 50% in cash (£1.25 million).
Dividends:
The directors of the Company have resolved to pay an interim dividend of 4.0 pence per share.

Dividend event	Declared	Ex-dividend	Record	Payment
Date	6-Nov-14	12-Nov-14	14-Nov-14	28-Nov-14
Property and loan portfolio, as at 30 September 2014:

Sector	Market value (£m)	NOI[1] (£m)	NIY[2] (%)	Area (m sq ft)	No. of assets	WAULT[3] (years)	Occup’y4 (%)
Office	553.4	37.1	6.3	2.7	33	6.7	95.8
Retail	244.5	17.6	6.8	1.3	25	12.1	93.3
Industrial	99.2	7.0	6.6	2.1	17	5.7	98.8
Residential/PRS[5]	72.0	3.3	4.4	0.3	2	na	87.5
Vantage/CP Block K6	7.0	na	na	na	na	na	na
Property total	976.1	65.0	6.3	6.4	77	8.1	95.0
Hotels[7]	57.8	3.4	5.5	na	2	na	65.4
Loans	176.9	12.6	6.7	na	na	na	na
Total/average	1,210.8	81.0	6.3	-	79	-	-

Kennedy Wilson Europe Real Estate Plc

INTERIM MANAGEMENT STATEMENT

1.    Annualised net operating income (“NOI”): property portfolio net rental income, hotels EBITDA and loan portfolio interest income
2.    Net initial yield ("NIY"): Purchaser's costs of 5.85% are deducted.
3. Weighted average unexpired lease term (“WAULT”) is to the shorter of first break or expiry, weighted by net rental income; excluding hotels and residential
4.    Occupancy weighted by net rental income for property portfolio; and by rooms occupied as a percent of rooms available for hotels for the 12-months ended 30 September
5.    353 private rented sector (“PRS”) residential units, excluding development site at Vantage/Central Park, Block K
6.    Vantage/Central Park Block K development site covers 1.04 acres and 166 units for construction to begin in 2015
7.    347 hotel rooms

Kennedy Wilson Europe Real Estate Plc

INTERIM MANAGEMENT STATEMENT

Investments:
Over the Period, the Group completed on the following acquisitions:

Name	City/ Country	Completion date	Sector	Net purchase price (£m)	Net initial yield (%)
Portmarnock Hotel & Golf Links	Co. Dublin/ Ireland	7-Jul-14	Hotel	23.3	4.5
Fairmont St Andrews Hotel	St Andrews/ UK	18-Aug-14	Hotel	32.4	6.5
Elliott loan portfolio[1]	Co. Dublin/ Ireland	3-Sep-14	Various[2]	58.7	6.9
Marshes Shopping Centre	Dundalk/ Ireland	5-Sep-14	Retail	34.6	8.0
Total				149.0	6.7

1.
Consists of 13 real estate loans with an unpaid principal balance of £170.9 million (as at 30 September), secured against 17 real estate assets with the majority of the value of the underlying real estate in three assets:

i.	The Times Building: 67,000 sq ft Grade A office building in Dublin city centre

ii.	Herberton: 156 unit PRS residential asset in Dublin located across three blocks

iii.	Lakeland Retail Park: 83,000 sq ft bulky goods retail park in County Cavan with six retail units and drive-through restaurant

2.	Office, residential/PRS, retail, industrial
Asset management:
The average holding period of the real estate and loan portfolio within the Group is only 5.4 months and the investment management team has made significant progress across various asset management initiatives, enhancing values, as well as repositioning assets and loans to grow income and improve covenants.

•
At Beddington Lane, Croydon, acquired as part of the Artemis portfolio: a recently refurbished fully vacant 43,400 sq ft distribution warehouse, has been let in its entirety to DHL on a new ten-year lease at prevailing market rents

•
At Airport Way, Luton, acquired as part of the Artemis portfolio: a fully vacant 60,700 sq ft business unit with offices has been let in its entirety to Kitwave One Limited, a wholesaler, on a new 15-year lease at prevailing market rents

•
At Rubislaw House, Aberdeen, acquired as part of the Jupiter portfolio: a new 15-year lease at prevailing market rents has been agreed as part of a re-gear with five-yearly upward rent reviews with ConocoPhilips, on this 102,800 sq ft office building which is used as its European headquarters. The rent has been agreed at the higher of open market rent or 3% per annum compounded; there is also an option to extend the lease for a further seven years

•
At Baggot Street, Dublin, acquired as part of the Opera portfolio: planning permission has been granted and currently under appeal to extend/comprehensively refurbish this 91,600 sq ft office building by an additional c. 31,000 sq ft where we are in detailed negotiations to pre-let the building

Kennedy Wilson Europe Real Estate Plc

INTERIM MANAGEMENT STATEMENT

•
At Stillorgan Shopping Centre, County Dublin, acquired as part of the Opera portfolio: plans for comprehensive refurbishment are near completion on this 145,600 sq ft shopping centre where we have achieved planning permission to build an additional 11,000 sq ft  unit over two floors

•
At the Times Building, Dublin, acquired as part of the Elliott loan portfolio: we have let the last remaining floor of 11,300 sq ft to the Irish Aviation Authority, (a government tenant), bringing its total occupation in the building to 50,100 sq ft of this 67,000 sq ft office building. The new lease is for 11.5 years term certain at a prevailing market rents

•
At Vantage/Central Park, South Dublin: 45 of the 272 residential units have been refurbished to-date. Full planning permission has been granted to change part of the vacant retail space into a dedicated on-site management suite, tenant amenity, office space and restaurant area capable of servicing the entire development. Planning permission has also been granted to convert two of the existing penthouse units into four units. Detailed design and procurement are well progressed with construction due to commence in early 2015.

Market outlook:
UK and Ireland commercial property fundamentals continue to enjoy improved momentum with the investment market leading the way and occupational markets benefitting more selectively and by sector. Across our own portfolio we continue to see yield compression and are beginning to witness rental growth that we are exploiting through our asset management expertise.
Office rental growth in the regions is expected to contribute more meaningfully in 2015 whilst London continues to offer double-digit rental growth. Similarly, the Dublin city centre office market, where 45% of our Irish direct real estate portfolio sits, is also experiencing material double-digit rental growth.
Signs of a broader recovery for UK retail have emerged over the last year whilst Central London retail has been growing since the end of 2009. However, the yield spread between Central London and the regions has begun to narrow and the trajectory is set to continue. Occupiers are enjoying improved retail sales but this has yet to translate into significant rental growth outside of London/South East and Dublin/Galway where low vacancies ensure upward rental pressure.
The Irish residential private rented sector (“PRS”) remains constrained by lack of availability and is on track for further rental growth as the Irish Central Bank looks to impose restrictive mortgage lending regulations in the new year on loan-to-value (“LTV”) and loan-to-income (“LTI”) hurdles. Currently in consultation, the proposed restrictions of 80% LTV and 3.5 times LTI, even if watered down, are likely to boost participation in PRS and improve both value and rental growth prospects. Dublin apartment rental growth is up 12.1% annually, according to PRTB Rent Index.
The UK and Ireland have led the non-performing loan (“NPL”) market with 38% and 23% of sales, respectively, according to Cushman & Wakefield, who is projecting the European NPL market to close at €60 billion for 2014. In addition to attractive opportunities in our core markets, the recent results of the European Asset Quality Review and stress tests provide further data points for geographies with appealing market dynamics.

Kennedy Wilson Europe Real Estate Plc

INTERIM MANAGEMENT STATEMENT

KWE remains in a strong position to exploit these opportunities by capitalising on the material synergies between our real estate and debt professionals.

Financial position:
At 30 September 2014, cash and cash equivalents stood at £315.6 million. The Group has approximately £497 million of total debt financing drawn at a weighted average term to maturity of 4.7 years and an LTV of 32.5%. The LTV falls to 26.5% pro forma after taking account of the net proceeds from the secondary offering completed in October.
In the Period, the Group completed three financing facilities totalling £536 million of which £311 million is drawn.

•
£127 million five-year term facility with GE Real Estate Loans Limited completed on 7 August. This is now fully drawn and is secured against the Tiger and Artemis property portfolios, which comprise 40 office, retail and industrial properties located across the UK. The Company has the option to extend the term of the loan through two separate one year extensions

•	£225 million three-year RCF with a syndicate of banks completed on 29 August which is for general corporate purposes and remains undrawn

•	£184 million five-year term facility with RBS completed on 24 September, which is fully drawn and is secured against 20 of 21 assets in the Jupiter portfolio
Exchange rate:
Where amounts in this document are presented in both £ and €, the £ amount has been calculated based on an exchange rate of €1:£0.78125 (rounded to two decimal places) which was the rate on 30 September 2014.
Next results announcement:
The next trading update will be the 2014 full year results, due to be issued on or around 26 February 2015.
-Ends-
For further information, please contact:

Investors Juliana Weiss Dalton +44 (0) 20 7479 7249 JWeissDalton@kennedywilson.eu	Press Richard Sunderland/ Dido Laurimore/ Nick Taylor +44 (0) 20 3727 1000 kennedywilson@fticonsulting.com

About Kennedy Wilson Europe Real Estate Plc
Kennedy Wilson Europe Real Estate Plc is an LSE listed property company (LSE: KWE) that invests in real estate and real estate loans in Europe. The Company's primary objectives are to generate and grow long-term cash flows to pay dividends and to enhance capital values by way of focused asset management

Kennedy Wilson Europe Real Estate Plc

INTERIM MANAGEMENT STATEMENT

and strategic acquisitions, with the intention of creating value for shareholders. The Company is externally managed by Kennedy Wilson, through a wholly-owned subsidiary acting as investment manager. The Company is regulated by the Jersey Financial Services Commission. For further information on Kennedy Wilson Europe Real Estate Plc, please visit www.kennedywilsoneuropeplc.com

Kennedy Wilson Europe Real Estate Plc

INTERIM MANAGEMENT STATEMENT

About Kennedy Wilson
Founded in 1977, Kennedy Wilson (NYSE: KW) is a vertically integrated global real estate investment and services company headquartered in Beverly Hills, CA, with 25 offices in the US, UK, Ireland, Spain, Japan and Jersey. The company, on its own or with partners, invests opportunistically in a variety of real estate related investments, including commercial, multifamily, loan purchases and originations, residential, and hotels. Kennedy Wilson offers a comprehensive array of real estate services including investment management, property services, auction, conventional sales, brokerage and research. For further information on Kennedy Wilson, please visit www.kennedywilson.com

Forward Looking Statements
This announcement may contain certain forward-looking statements with respect to Kennedy Wilson Europe Real Estate Plc (the “Company”) and its subsidiaries (together, the “Group”), and the Group’s financial condition, results of operations, business, future plans and strategies, anticipated events or trends, and similar matters, that are not historical facts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of operations, performance or achievements of the Group or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements speak only as at the date of this announcement. The Company undertakes no obligation to release publicly any revisions or updates to these forward-looking statements to reflect future events, circumstances, unanticipated events, new information or otherwise except as required by law or any appropriate regulatory authority

Kennedy Wilson Europe Real Estate Plc